Exhibit 5.1

Herengracht 466 1017 CA Amsterdam	P.O. Box 10896 1001 EW Amsterdam	T +31 20 891 3900 F +31 20 891 3901	info@rutgersposch.com www.rutgersposch.com

uniQure N.V. Paasheuvelweg 25 1105 BP Amsterdam The Netherlands	Your ref

Our ref
20170347/1223078/5
Date
7 January 2025

Re:	uniQure N.V. - SEC Form S-3ASR filing opinion letter

Dear Sir, Madam,

1.	Introduction

We have acted as legal counsel to the Company as to certain matters of Dutch Law in connection with the filing of the Registration Statement with the SEC.

2.	Definitions

Certain terms used in this opinion letter are defined in Annex 1 (Definitions) hereto.

3.	Dutch Law

We express an opinion on Dutch Law only, (i) including case law but only if published in journals, either in printed or electronic form, and (ii) excluding tax, competition, sanction (including anti-boycott and blocking and export control), data protection and procurement laws and, for the avoidance of doubt, the laws of the European Union insofar as not implemented in Dutch Law or directly applicable in the Netherlands. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law. The opinions expressed herein are rendered only on the date of this opinion letter and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Rutgers & Posch is the tradename of Rutgers Posch Visée Endedijk N.V. in Amsterdam (Traderegister no. 56919891). The general terms and conditions of Rutgers & Posch, which stipulate a limitation of liability, the applicability of Dutch law and the exclusive jurisdiction of the district court in Amsterdam, are applicable to all work performed. The general terms and conditions are available at www.rutgersposch.com.

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4.	Scope of investigation

For the purposes of this opinion letter, we have exclusively examined and relied solely upon copies of the following documents:

4.1	the Registration Statement;

4.2	the Extract;

4.3	the Deed of Incorporation;

4.4	the Deed of Conversion;

4.5	the Articles of Association;

4.6	the Shareholders’ Register; and

4.7	the Company Certificate.

In addition, we have performed such other investigations as we considered necessary for the purposes of this opinion letter.

5.	Assumptions

For the purposes of this opinion letter, we have assumed that:

5.1	all copies of documents conform to the originals and all such originals are authentic and complete;

5.2	each signature is the genuine signature of the individual concerned;

5.3	all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, are true and accurate on the date of this opinion letter;

5.4	each of the statements in the Company Certificate is accurate and complete on the date of this opinion letter;

5.5	the Registration Statement has been or will be filed with the SEC in the form referred to in this opinion letter;

5.6	the issue of the Existing Shares has been, and the issue of any Future Shares (or of any rights to acquire any Future Shares) will be, validly authorised in accordance with the articles of association of the Company in force and effect at the time of authorisation;

5.7	any pre-emptive rights in respect of the issue of the Existing Shares have been, and in respect of the issue of any Future Shares (or of any rights to acquire any Future Shares) will be, observed or validly excluded in accordance with the articles of association of the Company in force and effect at the time of observance or exclusion;

5.8	the authorised share capital of the Company at the time of the issue of any Future Shares will be sufficient to allow for the issue;

5.9	the Existing Shares have been, and any Future Shares will be, (i) issued in the form and manner prescribed by the articles of association of the Company in force and effect at the time of issue, and (ii) accepted by the subscribers for them in accordance with all applicable laws (including, for the avoidance of doubt, Dutch Law); and

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5.10	the nominal amount of the Existing Shares and any agreed share premium thereon have been, and the nominal amount of any Future Shares and any agreed share premium thereon will be, validly paid.

6.	Opinions

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to paragraph 7 hereafter, we express the following opinions:

6.1	Subject to receipt by the Company of payment in full for, or other satisfaction of the issue, conversion, exchange or exercise price for, the Registered Shares, and when issued by the Company and accepted by the acquiror(s) thereof, the Registered Shares will have been validly issued, will have been fully paid and will be non-assessable[1].

6.2	The Existing Shares have been validly issued, have been fully paid and are non-assessable[2].

6.3	The Company has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid and is validly existing as a naamloze vennootschap.

7.	Reliance

7.1	This opinion letter is furnished to you in order to be filed as Exhibit 5.1 to the Registration Statement and may only be relied upon by you for such purpose. We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and further consent to the reference to our firm in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act or the rules and regulations promulgated thereunder.

7.2	This opinion letter may only be relied upon by you on the condition, and by accepting this opinion letter you agree with us, that (i) this opinion letter including the agreement in this paragraph 7.2 and any issues of interpretation or liability arising hereunder will be governed by Dutch Law and be brought before a court in the Netherlands exclusively, (ii) no person other than Rutgers & Posch N.V. will have any liability pursuant to or in connection with this opinion letter and any potential claim towards such person, on any basis whatsoever, is expressly waived, and (iii) any possible liability of Rutgers & Posch N.V. is limited to the amount available and payable under Rutgers & Posch N.V.’s liability insurance coverage.

[1]	The term “non-assessable” has no equivalent in Dutch and as used in this letter means that a holder of a share will not, by reason of merely being such a holder, be subject to assessments or calls by the Company or its creditors for further payment (in addition to the amount required for the share to be fully paid) on such share.
[2]	See footnote 1.

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Yours faithfully,
/s/ Rutgers & Posch N.V.
Rutgers & Posch N.V.

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Annex 1

Definitions

Articles of Association means the articles of association (statuten) of the Company, dated 22 June 2021, as deposited with the Chamber of Commerce;

Chamber of Commerce means the Dutch Chamber of Commerce;

Company means uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch Law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 54385229;

Company Certificate means the certificate dated 7 January 2025 attached as Annex 2 (Company Certificate) hereto;

Deed of Conversion means the deed of conversion and amendment of the articles of association of the Company, dated 10 February 2014, as deposited with the Chamber of Commerce;

Deed of Incorporation means the deed of incorporation of the Company, dated 9 January 2012, as deposited with the Chamber of Commerce;

Dutch Law means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curacao, Saba, Sint Eustatius and Sint Maarten (the Netherlands) as they currently stand and are applied by the courts of the Netherlands;

Existing Shares means the 49,025,628 ordinary shares in the share capital of the Company with a nominal value of EUR 0.05 each, as set out in the Shareholders’ Register, held by the Company’s shareholders;

Extract means an extract from the trade register of the Chamber of Commerce relating to the Company, dated 7 January 2025;

Future Shares means any ordinary shares in the share capital of the Company with a nominal value of EUR 0.05 each, to be issued after close of business on 7 January 2025, pursuant to and not exceeding the limitations referred to in the Registration Statement;

Insolvency means a suspension of payments (surséance van betaling), a bankruptcy (faillissement) or any equivalent or analogous regime under the laws of any foreign country;

Other Registrable Securities means the warrants, rights, debt securities and units of the Company registered on and described in the Registration Statement.

Registered Shares means the ordinary shares in the share capital of the Company (i) registered pursuant to the Registration Statement, and (ii) issuable pursuant to the conversion, exchange or exercise of the Other Registrable Securities.

Registration Statement means the registration statement on Form S-3 filed by the Company with the SEC pursuant to the U.S. Securities Act on or about the date hereof (excluding any documents incorporated by reference in it and any exhibits to it);

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SEC means the U.S. Securities and Exchange Commission;

Shareholders’ Register means the shareholders’ register of the Company as at 6 January 2025 as well as the shareholders’ register of the Company held by Computershare Trust Company, N.A. as at close of business on 7 January 2025;

U.S. Securities Act means the U.S. Securities Act of 1933, as amended.

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Annex 2

Company Certificate

From: the executive director of uniQure N.V.

Dated: 7 January 2025

The undersigned:

Matthew Kapusta, acting in his capacity as executive director of uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 54385229 (the Company).

Background:

A.	The Company intends to file the Registration Statement with the SEC to register the Registered Shares and the Other Registrable Securities.

B.	In connection with the filing of the Registration Statement, on the date of this Company Certificate, Rutgers & Posch N.V. intends to issue a legal opinion in the form attached to this Company Certificate (the Legal Opinion).

C.	This Company Certificate is the “Company Certificate” as defined in the Legal Opinion.

D.	The undersigned makes the certifications in this Company Certificate after due and careful consideration and after having made all necessary enquiries.

1.	Construction

1.1	Terms defined in the Legal Opinion have the same meaning in this Company Certificate.

1.2	In this Company Certificate “including” means “including without limitation”.

2.	Certification

The undersigned certifies the following:

2.1	Authenticity

On the date of this Company Certificate:

i)	the Extract accurately and completely reflects the matters purported to be evidenced thereby, except that the Extract does not reflect the up-to-date share capital of the Company; and

ii)	all information in the Shareholders’ Register is accurate and complete.

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2.2	Solvency

The Company is not subject to any Insolvency, dissolution, liquidation, statutory merger or demerger and its assets are not under administration.

2.3	Existing Shares

The Existing Shares are fully paid up.

2.4	General

The undersigned is not aware of:

i)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Company Certificate; or

ii)	any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to Rutgers & Posch N.V. in writing.

3.	Reliance

Rutgers & Posch N.V. may rely on this Company Certificate (without personal liability for the undersigned).

In evidence whereof this Company Certificate was signed in the manner set out below.

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer